Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(374,815,858)
Realized Trading Gain (Loss) on Short-Term Investments	14,302
Unrealized Gain (Loss) on Market Value of Futures	544,814,208
Dividend Income	187,368
Interest Income	780,063
ETF Transaction Fees	41,000
Total Income (Loss)	$171,021,083

Expenses
General Partner Management Fees	$1,211,740
Professional Fees	207,352
Brokerage Commissions	543,463
Non-interested Directors' Fees and Expenses	17,725
Prepaid Insurance Expense	13,634
NYMEX License Fee	40,391
SEC & FINRA Registration Expense	28,638
Total Expenses	$2,062,943
Net Income (Loss)	$168,958,140

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/16	$3,002,916,551
Additions (87,000,000 Shares)	882,862,117
Withdrawals (41,000,000 Shares)	(426,379,799)
Net Income (Loss)	168,958,140

Net Asset Value End of Month	$3,628,357,009
Net Asset Value Per Share (329,900,000 Shares)	$11.00

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612